Exhibit 99.1

DTE Energy reports second quarter 2026 accomplishments, investments and earnings

•Continued investments to improve reliability and accelerate cleaner energy; invested over $900 million in first half of 2026 to continue improving electric reliability while supporting customer affordability
•Advanced clean energy and Michigan’s economy through a $1.6 billion battery storage investment
•Expanded renewable energy partnership with the University of Michigan
•Earned Edison Electric Institute’s 2026 Supplier Engagement Excellence Award

DETROIT, July 28, 2026 – DTE Energy (NYSE:DTE) invested more than $2.6 billion in its utilities during the first half of 2026 to strengthen its electric and natural gas infrastructure, improve reliability during extreme weather and deliver cleaner energy for the communities it serves. The company is committed to make significant investments this year to build a stronger, more resilient energy system, while keeping its service safe and affordable for customers.

The company also reported second quarter earnings of $282 million or $1.35 per diluted share, compared with $229 million, or $1.10 per diluted share in 2025. Operating earnings for the second quarter of 2026 were $274 million, or $1.32 per diluted share, compared with 2025 operating earnings of $283 million, or $1.36 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“As energy demand increases, we are meeting the moment by making responsible investments that strengthen our infrastructure and deliver real value and affordability for our customers,” said Joi Harris, DTE Energy’s president and CEO. “At the same time, we are building a cleaner energy future, expanding opportunities for local businesses and supporting economic growth across Michigan.”

Harris noted the following accomplishments:

•Invested over $900 million to continue improving electric reliability while supporting customer affordability: DTE continues to invest significantly to build the electric grid of the future by modernizing and rebuilding infrastructure, trimming trees and deploying smart grid technology that helps detect issues, isolate damage and restore power faster. Customers are seeing the benefits: Smart grid technology prevented more than 49,000 outages in the first half of 2026 and more than 90,000 since the program began in 2023. As long as the first data center project DTE is supporting comes online as planned by the end of 2027 and the company receives other regulatory approvals, DTE plans to refrain from filing another electric rate request until at least 2028 - providing customers two years without an increase in rates after the current request is complete.

•Advanced clean energy and Michigan’s economy through a $1.6 billion battery storage investment: DTE partnered with LG Energy Solution Vertech to develop Michigan-made battery energy storage systems for eight projects across the state, supporting 1.5 gigawatts of storage capacity, improving grid reliability and generating an estimated $2.3 billion in total economic benefit for Michiganders.

•Expanded renewable energy partnership with the University of Michigan: DTE and U-M announced a new renewable energy agreement, through DTE’s MIGreenPower program, that puts the university on track to eliminate emissions tied to its electricity use in 2027. The agreement supports development of DTE's new solar park in Lenawee County devoted to the energy needs of U-M’s academic buildings, residence halls, hospitals and research facilities, while advancing DTE’s commitment to helping customers meet their clean energy goals with Michigan-made renewable energy.

•Earned Edison Electric Institute’s 2026 Supplier Engagement Excellence Award: DTE was recognized by the Edison Electric Institute for its commitment to building strong partnerships with suppliers, creating opportunity for local businesses and strengthening Michigan’s economy. The award reflects the company’s comprehensive approach to supplier engagement, including supplier development and mentorship, sustainability and economic impact.

Outlook for 2026

DTE Energy confirms 2026 operating EPS guidance of $7.59 to $7.73.

“Our financial performance reflects the strength of our plan and the dedication of our teams,” said David Ruud, DTE vice chairman and CFO. “We remain on track with our 2026 operating EPS guidance and are managing costs and capital with discipline so DTE can continue investing for the future to benefit our customers.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: (888) 510-2008. The telephone dial-in USA and international toll is: +1 (646) 960-0306 and the Canada dial-in toll is: (289) 514-5035. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.4 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, x.com/DTE_Energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2026 operating earnings guidance. It is likely that certain items that impact the company's 2026 reported results will be excluded from operating results. Reconciliations to the comparable 2026 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce or increase power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation, tariffs, and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of generation and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve goals for carbon emission reductions; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Dan Miner, DTE Energy: 313.235.5555

For further information, analysts may call:
Matt Krupinski, DTE Energy: 313.235.6649
John Dermody, DTE Energy: 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric segment	$270	$—		$—	$270	$318	$—		$—		$318

DTE Gas segment	(4)	—		—	(4)	6	—		—		6

Non-utility operations
DTE Vantage segment	45	—		—	45	31	—		—		31

Energy Trading segment	49	(10)	A	2	41	(16)	54	A	(14)		24

Non-utility operations	94	(10)		2	86	15	54		(14)		55

Corporate and Other	(78)	—		—	(78)	(110)	—		14	B	(96)

Net Income Attributable to DTE Energy Company	$282	$(10)		$2	$274	$229	$54		$—		$283

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
B) Adjustment to Income Tax Expense due to a tax law change in Illinois

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended June 30,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric segment	$1.30	$—		$—	$1.30	$1.53	$—		$—		$1.53

DTE Gas segment	(0.02)	—		—	(0.02)	0.03	—		—		0.03

Non-utility operations
DTE Vantage segment	0.21	—		—	0.21	0.15	—		—		0.15

Energy Trading segment	0.24	(0.04)	A	0.01	0.21	(0.07)	0.25	A	(0.06)		0.12

Non-utility operations	0.45	(0.04)		0.01	0.42	0.08	0.25		(0.06)		0.27

Corporate and Other	(0.38)	—		—	(0.38)	(0.54)	—		0.07	B	(0.47)

Net Income Attributable to DTE Energy Company	$1.35	$(0.04)		$0.01	$1.32	$1.10	$0.25		$0.01		$1.36

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric segment	$488	$—		$—	488	$441	$33	C	$(9)		$465

DTE Gas segment	206	—		—	206	212	—		—		212

Non-utility operations
DTE Vantage segment	(14)	112	A	(5)	93	70	—		—		70

Energy Trading segment	(29)	60	B	(15)	16	51	10	B	(3)		58

Non-utility operations	(43)	172		(20)	109	121	10		(3)		128

Corporate and Other	(122)	—		—	(122)	(100)	—		14	D	(86)

Net Income Attributable to DTE Energy Company	$529	$172		$(20)	$681	$674	$43		$2		$719

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Adjustment to legal reserve relating to EES Coke Battery — recorded in Operating Expenses — Operation and maintenance
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
C) MPSC disallowance of power supply costs previously recorded — recorded in Operating Revenues — Utility operations and Other (Income) and Deductions
D) Adjustment to Income Tax Expense due to a tax law change in Illinois

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Six Months Ended June 30,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric segment	$2.34	$—		$—	$2.34	$2.12	$0.16	C	$(0.04)		$2.24

DTE Gas segment	0.99	—		—	0.99	1.02	—		—		1.02

Non-utility operations
DTE Vantage segment	(0.07)	0.53	A	(0.02)	0.44	0.34	—		—		0.34

Energy Trading segment	(0.14)	0.30	B	(0.07)	0.09	0.25	0.04	B	(0.01)		0.28

Non-utility operations	(0.21)	0.83		(0.09)	0.53	0.59	0.04		(0.01)		0.62

Corporate and Other	(0.59)	—		—	(0.59)	(0.49)	—		0.07	D	(0.42)

Net Income Attributable to DTE Energy Company	$2.53	$0.83		$(0.09)	$3.27	$3.24	$0.20		$0.02		$3.46

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page